CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                As independent registered public accountants, we hereby consent to all references to our firm in the LoCorr Long/Short Commodities Strategy Fund’s prospectus and
                Statement of Additional Information in this Post-Effective Amendment to LoCorr Investment Trust’s Registration Statement on Form N-1A.

               /s/ Cohen Fund Audit Services, Ltd.

               Cohen Fund Audit Services, Ltd.
               Westlake, Ohio
               December 27, 2011